THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                       CLASS A WARRANT TO PURCHASE SHARES
                             OF THE COMMON STOCK OF
                                HEMOBIOTECH INC.

         This certifies that ___________________, or his successors or assigns ("Holder") for each share of the Common Stock exercised hereunder, shall be entitled to purchase from HEMOBIOTECH, Inc., a Delaware corporation ("Company"), having its principal place of business at 2110 Research Row, Suite 457, Dallas, TX 75235, ___________ fully paid and non-assessable shares ("Warrant Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), at an exercise price of $1.06 ("Exercise Price") per Warrant Share. Capitalized terms used but not defined herein shall have the meanings set forth in the Subscription Agreement, dated as of even date herewith, pursuant to which the Holder has purchased this Warrant (the "Subscription Agreement").

         This Class A Warrant is being issued in connection with a private placement offering (the "Private Placement") by the Company of a minimum of $2,000,000 and a maximum of $3,500,000 (plus up to an additional $1,000,000) of Units, being sold only to accredited investors, as described in the Private Placement Offering Memorandum, dated as of August 20, 2004. This Class A Warrant is identical to all other Class A Warrants issued in the Private Placement, except for the number of Warrant Shares issuable hereunder.

         This Class A Warrant shall be exchangeable for Warrant Shares at any time, or from time-to-time, following the date of issuance up to and including 5:00 p.m. (local time) on the fifth (5th) anniversary of the effective date of the Registration Statement described in Section 6 hereof ("Expiration Date"), subject to redemption as set forth in Section 15 hereof, upon (i) the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Class A Warrant properly endorsed with a form of subscription in substantially the form attached hereto duly filled in and signed and (ii) if applicable, upon payment in cash or by check of the aggregate Exercise Price for the number of Warrant Shares for which this Class A Warrant is being exercised, as determined in accordance with the provisions hereof. The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in Section 2 of this Class A Warrant.

         1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR WARRANT SHARES.

         A. GENERAL. This Class A Warrant is exercisable in full, or in part for 10,000 or more shares (but not for a fraction of a share), at the option of the Holder of record at any time or from time to time following the date on which the Registration Statement described in Section 6 hereof is declared effective, up to the Expiration Date, by the Holder by the facsimile delivery of the exercise notice, as attached hereto, on the date of the exercise and by surrender of this Class A Warrant within five (5) business days from the exercise day at the address set forth hereof, together with proper payment of the aggregate purchase price payable hereunder for the Warrant Shares ("Aggregate Warrant Price"), or the proportionate part thereof if this Class A Warrant is being exercised in part.

         B. PAYMENT OF EXERCISE PRICE; SHARE DELIVERY. Payment for the Warrant Shares shall be made by wire, or check payable to the order of the Company. If this Class A Warrant is exercised in part, this Class A Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Class A Warrant covering the Class A Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Class A Warrant Shares. In the case of the exercise of less than all of the Class A Warrants represented hereby, the Company shall cancel this Class A Warrant Certificate upon the surrender hereof and shall execute and deliver a new Class A Warrant Certificate or Class A Warrant Certificates of like tenor for the balance of such Class A Warrants. The Company agrees that the Warrant Shares purchased under this Class A Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which the exercise notice (attached hereto as Schedule A or B) is delivered to the Company via facsimile; PROVIDED, HOWEVER, that in such case this Class A Warrant shall be surrendered to the Company within five (5) business days. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Class A Warrant have been so exercised, and in any event, within seven (7) days of such exercise. Each Common Stock certificate so delivered shall be in such denominations of 10,000 or more Warrant Shares as may be requested by the Holder hereof and shall be registered on the Company's books in the name designated by such Holder.

         C. WARRANT SHARES TO BE FULLY PAID; RESERVATION OF WARRANT SHARES. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Class A Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Class A Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Class A Warrant, a sufficient number of shares of authorized but unissued Common Stock, when and as required to provide for the exercise of the rights represented by this Class A Warrant. The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock or other securities may be listed; PROVIDED, HOWEVER, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise.

         D. MARKET STAND-OFF. Notwithstanding anything to the contrary contained herein, to the extent the Company consummates an initial public offering prior to the effective date of the Registration Statement required to be filed under the Registration Rights Agreement described in Section 6 hereof, the holder of this Warrant or any Warrant Shares issued upon exercise of this Warrant shall not be entitled to sell any part of this Warrant or Warrant Shares within the nine (9)-month period immediately following the consummation of the Company's initial public offering (if so requested by the underwriter involved in such initial public offering), provided that all officers and directors of the Company and Meyers Associates LP, the Company's placement agent in the Private Placement ("Meyers") are similarly bound.

         2. DETERMINATION OR ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of shares purchasable upon the exercise of this Class A Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2. Upon each adjustment of the Exercise Price, the Holder of this Class A Warrant shall thereafter be entitled to purchase that number of Warrant Shares as determined in accordance with the following:

         A. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

         B. DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Class A Warrant or into which such securities are convertible) shall have received or become entitled to receive, without payment therefore:

            i. Capital stock, Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution; or

            ii. Capital stock, Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 2A above), then and in each such case, the Holder hereof shall, upon the exercise of this Class A Warrant, be entitled to receive, in addition to the number of shares of capital stock or Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

         C. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right, upon exercise of this Class A Warrant, to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Class A Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Class A Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Class A Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Class A Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder, upon Holder's exercise of this Class A Warrant and payment of the purchase price in accordance with the terms hereof, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

         D. MINIMAL ADJUSTMENTS. No adjustment of the exercise price, however, shall be made in an amount less than $.01 per Share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per Share or more.

         E. NOTICES OF CHANGE. Upon any determination or adjustment in the number or class of shares subject to this Class A Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such determination or adjustment. The Company shall give written notice to the Holder at least ten
(10) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions. The Company shall also give written notice to the Holder at least ten (10) days prior to the date on which an Organic Change shall take place.

         3. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of the Class A Warrant shall be made without charge to the Holder of the Class A Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Class A Warrant being exercised.

         4. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Class A Warrant.

         5. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Class A Warrant shall be construed as conferring upon the Holder hereof the right to vote as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Class A Warrant, the interest represented hereby, or the shares purchasable hereunder until, and only to the extent that, this Class A Warrant shall have been exercised. The Holder of this Class A Warrant shall receive all notices as if a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         6. REGISTRATION. The Warrant Shares underlying this Class A Warrant are subject to a Registration Rights Agreement, dated as of the date hereof, between the Company and the Holder (the "Registration Rights Agreement").

         7.  REPRESENTATIONS  AND COVENANTS OF THE HOLDER.  This Class A Warrant
has  been  entered  into  by  the  Company  in  reliance   upon  the   following
representations and covenants of the Holder:

         A. INVESTMENT PURPOSE. The Class A Warrant or the Warrant Shares issuable upon exercise of the Class A Warrant will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         B. PRIVATE ISSUE. The Holder understands (i) that the Class A Warrant and the Warrant Shares issuable upon exercise of this Class A Warrant are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Class A Warrant will be exempt from the registration and qualifications requirements thereof, and
(ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 7.

         C. DISPOSITION OF HOLDERS RIGHTS. In no event will the Holder make a disposition of the Class A Warrant or the Warrant Shares issuable upon exercise of the Class A Warrant unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock issuable on the exercise of such rights shall terminate as to any particular share of stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the Holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of a share of stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such Holder, one or more new certificates for the Class A Warrant or for such shares of stock not bearing any restrictive legend.

         D. FINANCIAL RISK. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         E. RISK OF NO REGISTRATION. The Holder understands that if the Company does not file reports pursuant to Section 15(d) and/or Section 12(g), of the Securities Exchange Act of 1934 ("1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the Class A Warrant, or (ii) the Warrant Shares issuable upon exercise of the Class A Warrant, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Class A Warrant or the Warrant Shares issuable upon exercise of the Class A Warrant which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

         8. MODIFICATION AND WAIVER. This Class A Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         9. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon (i) personal delivery, against written receipt thereof, (ii) delivery via facsimile or e-mail as set forth below (iii) two business days after deposit with Federal Express or another nationally recognized overnight courier service, or (iv) five business days after being forwarded, postage paid, via certified or registered mail, return receipt requested, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice.

         10. BINDING EFFECT ON SUCCESSORS. This Class A Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets and upon any permitted successors and assigns of the Holder. All of the obligations of the Company relating to the Warrant Shares issuable upon the exercise of this Class A Warrant shall survive the exercise and termination of this Class A Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

         11. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Class A Warrant are inserted for convenience only and do not constitute a part of this Class A Warrant. This Class A Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of Delaware.

         12. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Class A Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Class A Warrant, the Company, at its expense, will make and deliver a new Class A Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Class A Warrant.

         13. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Class A Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

         14. JURISDICTION. THE COMPANY AND THE HOLDER EACH (I) AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT SHALL BE INSTITUTED EXCLUSIVELY IN THE APPROPRIATE STATE COURT COUNTY OF NEW YORK, NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, (II) WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE NOW OR HEREAFTER
BASED UPON FORUM NON CONVENIENS OR TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (III) IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURT, COUNTY OF NEW YORK, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY AND THE HOLDER EACH FURTHER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE COURT, COUNTY OF NEW YORK, NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND AGREES THAT SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, MAILED BY CERTIFIED MAIL TO THEIR RESPECTIVE ADDRESSES, SUCH SERVICE TO BECOME EFFECTIVE THREE BUSINESS DAYS AFTER SUCH MAILING, WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, AS THE CASE MAY BE, IN ANY SUIT, ACTION OR PROCEEDING. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

         15. REDEMPTION.

         A. Commencing one (1) year after the date on which the Registration Statement or another registration statement providing for the resale of the Warrant Shares has been declared effective and through the Expiration Date, this Class A Warrant may be redeemed, at the sole option of the Company, at a redemption price of $.001 per Warrant Share represented hereby (the "Aggregate Redemption Price"), upon 30 days' written notice delivered to the Holder, provided that the closing bid or last sales price of the Common Stock of the Company has been at least $2.12 for 20 consecutive trading days ending not more than three (3) days prior to the date of notice of redemption. Except as provided in Section 15B hereof, on and after the date fixed for redemption, the Holder shall have no rights with respect to this Class A Warrant except to receive the

$.001 per Class A Warrant upon surrender of this Certificate. All Class A Warrants must be redeemed in full if any are redeemed at all.

         B. The notice of redemption shall specify: (i) the Aggregate Redemption Price; (ii) the date fixed for redemption (the "Redemption Date"); (iii) the place where Class A Warrant Certificates shall be delivered; and (iv) that the right to exercise the Class A Warrants shall terminate at 5:00 p.m. EST on the Business Day immediately preceding the Redemption Date. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be conclusive evidence of the facts stated therein.

         C. From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of this Class A Warrant, deliver or cause to be delivered to or upon the written order of such holder a sum of cash equal to the Redemption Price of each such Class A Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Class A Warrants called for redemption, such Class A Warrants shall expire and become void and all rights hereunder and shall cease, except the right, if any, to receive payment of the Redemption Price.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Class A Warrant to be duly executed by its officers, thereunto duly authorized this __ day of October, 2004.

                                               HEMOBIOTECH, INC.


                                               By:
                                                   -----------------------------
                                                   Name: Arthur P. Bollon
                                                   Title: President

Attest:




----------------------------
Secretary



Corporate Seal

                                   SCHEDULE A

                                SUBSCRIPTION FORM

Date:  _________________, _______

Hemobiotech, Inc. - Attn:  President
2110 Research Row, Suite 457
Dallas, TX 75235

Ladies and Gentlemen:


         The undersigned hereby elects to exercise the Class A Warrant issued to it by Hemobiotech, Inc. ("COMPANY"), ("WARRANT") and to purchase thereunder __________________________________ shares of the Common Stock of the Company ("Warrant Shares") at a purchase price of ________________ Dollars ($______) per Share or an aggregate purchase price of __________________ ________________
Dollars ($__________) ("EXERCISE PRICE").

         Pursuant to the terms of the Warrant, the undersigned has delivered the Exercise Price herewith in full in cash or by certified check or wire transfer.

                                    Very truly yours,

                                    HOLDER NAME:




                                    Authorized Signature:




                                    Title (if applicable):

                                   ASSIGNMENT

                          To Be Executed by the Holder
                           in Order to Assign Warrants

FOR   VALUE   RECEIVED,   ______________________________________________________
hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                    -----------------------------------------

                    -----------------------------------------

                    -----------------------------------------
                     [please print or type name and address]



_____________________of the Class A Warrants represented by this Class A Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________________ Attorney to transfer this Class A
Warrant Certificate on the books of the Company, with full power of substitution in the premises.

                                    HOLDER NAME:




                                    Authorized Signature:



                                    Title (if applicable):




Dated:
       --------------------------             ----------------------------------
                                              Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CLASS A WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.